Exhibit 99.2
INDEX TO THE FINANCIAL STATEMENTS
     The unaudited financial statements of sentitO Networks, Inc. (“sentitO”) for the three months ended March 31, 2007 and the audited financial statements of sentitO Networks, Inc. for the years ended December 31, 2006 and 2005 are set forth below.

sentitO Networks, Inc.
Balance Sheet
(Unaudited)

March 31
2007

Assets
Current assets:
Cash and cash equivalents	$81,889
Accounts receivable, net	39,924
Restricted cash	935,761
Inventories	1,405,575
Prepaid expenses and other current assets	211,690

Total current assets	2,674,839

Property and equipment, net	544,859
Other assets	46,977

Total assets	$3,266,675

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$574,208
Accrued expenses	250,463
Deferred revenues and customer deposits	450,876
Short-term debt	11,346,162

Total current liabilities	12,621,709
Long-term debt, net of current portion	607,298

Total liabilities	13,229,007

Commitments

Stockholders’ equity (deficit):
Series A mandatorily redeemable convertible preferred stock, $0.001 par value: 8,500,000 shares authorized, 8,450,000 issued and outstanding (liquidation preference of $12,382,537)	12,356,022
Series B mandatorily redeemable convertible preferred stock, $0.001 par value: 23,223,345 shares authorized, 18,249,046 issued and outstanding (liquidation preference of $15,136,221)	15,103,883
Series C mandatorily redeemable convertible preferred stock, $0.001 par value: 43,240,781 shares authorized, 37,279,302 issued and outstanding (liquidation preference of $20,814,188)	20,524,269
Series D mandatorily redeemable convertible preferred stock, $.001 par value: 10,145,237 shares authorized, 10,121,720 issued and outstanding (liquidation preference of $11,563,134)	11,534,423
Series D-1 mandatorily redeemable convertible preferred stock, $.001 par value: 19,455,355 shares authorized, 10,762,472 issued and outstanding (liquidation preference of $11,824,828)	11,783,728
Series E mandatorily redeemable convertible preferred stock, $.001 par value: 3,214,544 shares authorized; 2,797,509 issued and outstanding (liquidation preference of $2,769,439)	2,715,200
Series E-1 mandatorily redeemable convertible preferred stock, $.001 par value: 3,207,045 shares authorized; 2,805,010 issued and outstanding (liquidation preference of $2,718,684)	2,715,128
Series E-1A mandatorily redeemable convertible preferred stock, $.001 par value: 3,199,546 shares authorized; 402,035 issued and outstanding (liquidation preference of $398,001)	390,206
Common stock, $0.001 par value: 68,208,756 shares authorized; 3,189,839 shares issued and outstanding	3,190
Accumulated deficit	(87,088,381)

Total stockholders’ equity (deficit)	(9,962,332)

Total liabilities and stockholders’ equity (deficit)	$3,266,675

See accompanying notes to unaudited financial statements.

sentitO Networks, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2007	2006

Revenue	$197,799	$79,703

Operating expenses:
Research and development, including cost of goods sold of $441,907 in 2007 and $355,617 in 2006	1,438,550	2,159,411
Sales and marketing	520,585	968,149
General and administrative	407,366	525,124

Loss from operations	(2,168,702)	(3,572,981)

Interest expense, net	(232,691)	(184,660)

Net loss	$(2,401,393)	$(3,757,641)

See accompanying notes to unaudited financial statements.

sentitO Networks, Inc.
Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2007	2006

Operating activities
Net loss	$(2,401,393)	$(3,757,641)
Adjustments to reconcile net loss to cash used by operations:
Depreciation, amortization, and other noncash charges	204,769	300,459
Noncash interest and product development expense	191,718	177,102
Noncash stock compensation	8,914	12,436
Changes in assets and liabilities:
(Increase)/decrease in accounts receivable	9,466	(415,537)
(Increase)/decrease in inventories	222,253	(107,881)
(Increase)/decrease in prepaid expenses and other current assets	(25,507)	60,382
(Increase)/decrease on other assets	7,891	(12,221)
(Decrease)/increase in accounts payable	72,545	(338,302)
(Decrease) in accrued expenses	(96,261)	(161,422)
Increase in deferred revenue and customer deposits	30,413	375,694

Net cash used in operating activities	(1,775,192)	(3,866,931)

Investing activity
Purchases of property and equipment	11,500	(15,041)

Net cash used in investing activity	11,500	(15,041)

Financing activities
Proceeds from borrowings	—	250,000
Payment of borrowings	(441,506)	(220,473)
Net change in restricted cash	446,666	(19,650)
Net proceeds from issuance of convertible notes	1,495,514	—
Proceeds from exercise of stock options for restricted stock, net of repurchase and from warrants	—	183

Net cash provided by financing activities	1,500,674	10,060

Net decrease in cash and cash equivalents	(263,018)	(3,871,912)
Cash and cash equivalents at beginning of period	344,907	7,230,741

Cash and cash equivalents at end of period	$81,889	$3,358,829

Supplemental disclosure of cash flow information
Cash paid for interest	$51,313	$53,655

Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock issuance costs and dividends	$1,248,236	$1,151,391

See accompanying note to unaudited financial statements.

1. Basis of Presentation and Nature of the Business
The financial information of sentitO Networks, Inc. (the “Company”) for the three months ended March 31, 2007 and 2006 is unaudited. In the opinion of our management, all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the financial position, results of operations and cash flows have been included. For further information regarding the Company’s accounting policies, refer to the Financial Statements and related notes included elsewhere in this Form 8K/A. Operating results for the interim periods are not necessarily indicative of results to be expected for a full year.
The Company was formed on December 13, 2000 (inception) to develop, manufacture, and market telecommunications software and equipment. There were no operations until February 2001, at which time the Company was capitalized. From inception through 2004, the Company devoted nearly all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets, and raising capital. In 2005, the Company began commercial operations.
The Company has limited operating history and its operations are subject to certain risks and uncertainties, including those associated with the ability to meet obligations, continuing losses, negative cash flows from operations, and fluctuations in operating results. Additional risks and uncertainties relate to funding expansion, managing rapid growth, financing arrangement terms that may restrict operations, regulatory issues, and competition in the telecommunications equipment industry.
On April 17, 2007, the Company completed a merger whereby it became a wholly-owned subsidiary of Verso Technologies, Inc., a publicly traded company. The aggregate liquidation value of the outstanding shares of the Company’s Series E-2 Preferred Stock and Series E-3 Preferred Stock issued subsequent to December 31, 2006, and its other Series E Preferred Stock exceeded the value of the merger consideration to be paid to the Company’s shareholders. The outstanding shares of the Company’s other preferred stock and common stock did not receive any merger consideration and were cancelled by operation of law upon the consummation of the merger.
2. Inventories
Inventories are stated at the lower of cost or market on the first-in, first-out (FIFO) basis and consist of the following:

March 31,
2007

Raw materials	$57,358
Demo inventory	656,320
Finished goods	691,897

$1,405,575

3. Stock-Based Compensation
Effective January 1, 2006, the Company adopted Statement 123(R) using the modified prospective method and, therefore, reflect compensation expense in accordance with the SFAS 123(R) transition provisions. Under the modified prospective method, prior periods are not restated to reflect the impact of adopting the new standard at earlier dates.

The Company recorded $8,914 of stock-based compensation expense for the three months ended March 31, 2007 related to the Company’s employee stock options. Had the Company continued to account for these options under APB 25, the Company would have recorded no such expense. After recording the expense through March 31, 2007, there remained approximately $78,000 of unrecognized compensation cost related to unvested employee stock options to be recognized over the next 3.0 years.
The Company used the Black-Scholes method (which models the value over time of financial instruments) to estimate the fair value at grant date of the options. The Black-Scholes method uses several assumptions to value an option. The Company used the following assumptions:
•	Expected Dividend Yield — because we do not currently pay dividends, our expected dividend yield is zero.

•	Expected Volatility in Stock Price — reflects the historical change in stock price over the expected term of the stock option. Change in stock price cannot be estimated given that the Company’s stock is not actively traded.

•	Risk-free Interest Rate — reflects the average rate on a United States Treasury bond with maturity equal to the expected term of the option.

•	Expected Life of Stock Option — reflects the simplified method to calculate an expected life based on the midpoint between the vesting date and the end of the contractual term of the stock award.
The weighted-average assumptions used in the option pricing model for stock option grants were as follows for the three months ended March 31:

	2007	2006

Average risk-free interest rate	4.66%	4.1%
Expected dividend yield	0%	0%
Expected volatility	0%	0%
Expected life	5 years	5 years
Weighted average fair value at grant date	$0.02	$0.10
The following table summarizes the activity of the Company’s stock option plan activity for the three months ended March 31, 2007:

		Weighted-
	Number	Average
	of	Exercise
	Options	Price

Outstanding at December 31, 2006	6,271,250	$0.145
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00

Outstanding at March 31, 2007	6,271,250	$0.145

Exercisable at March 31, 2007	1,859,501	$0.20

The Company defines in-the-money stock options at March 31, 2007 as options that had exercise prices that were lower than the $0.10 market price of our common stock at that date. The aggregate intrinsic value of options outstanding at March 31, 2007 is calculated as the difference between the exercise price of the underlying options and the market price of the Company’s common stock. As of March 31, 2007, there were 453,374 stock options outstanding that were in-the- money of which 287,859 of these were exercisable. At March 31, 2007 the weighted average remaining life of the outstanding options and the weighted average remaining life of the options that are exercisable was 6.2 years.
The aggregate intrinsic value of stock options outstanding and stock options exercisable as of March 31, 2007 was $34,003 and $21,589, respectively. The aggregate intrinsic value of options exercised during 2006 was $2,060.
4. Property and Equipment

	Estimated	March 31,
	Useful life	2007

Computers and office equipment	3	$360,452
Furniture and fixtures	3	104,497
Software	3	765,765
Laboratory equipment	3	3,001,216
Manufacturing/test/demo equipment	3	1,087,042
Leasehold improvements	1	52,715

		5,371,687

Less accumulated depreciation and amortization		(4,826,828)

		$544,859

At March 31, 2007, the Company had property and equipment financed under capital leases in the amount of $293,078. Depreciation and amortization expenses were $202,984 and $298,674 for the period ended March 31, 2007 and 2006, respectively.
5. Debt
Bank Loans
The existing equipment loan and term loan are collateralized by substantially all of the assets of the Company. The agreement requires the Company to maintain certain reporting requirements and financial covenants. As of March 31, 2007, the Company was not in compliance with certain financial covenants. This loan was paid off in connection with the merger of the Company, see Footnote 9.

Interest expense related to borrowings was $43,592 and $42,174 for the period ended March 31, 2007 and 2006, respectively.
Capital Leases
The Company has capital leases to purchase equipment not covered under the equipment loan with the bank. The leases were placed with leasing companies with a term of 36 months and bear interest rates ranging from 13.7% to 27.2%.
As of March 31, 2007, future maturities of the Company’s capital leases are as follows:

Debt
Maturity
2007	81,845
2008	53,903

Total	$135,748

Interest expense related to capital leases was $7,721 and $11,481 for the quarters ended March 31, 2007 and 2006, respectively.
6. Income Taxes
The components of the net deferred tax assets and the related valuation allowance for the quarter ended March 31, 2007 are as follows:

March 31, 2007

Deferred tax assets:
Net operating loss carryforwards	$29,491,705
Tax credits	1,140,103
Accrued expenses	58,613
Depreciation	—
Other	150,502

Total deferred tax assets	30,840,923
Total deferred tax liabilities	(7,756)
Valuation allowance	(30,833,167)

Net Deferred Tax Assets	$—

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefits from deductible temporary differences and net operating loss carryforwards and credits could not be sufficiently assured at March 31, 2007.

As of March 31, 2007, the Company had approximately $77 million of federal and state net operating loss carryforwards, which begin to expire in 2017. Under the provisions of the Internal Revenue Code, certain changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards that may be used in future years.
7. Commitments
The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $105,995 and $110,043 for the quarters ended March 31, 2007 and 2006, respectively. The obligation under the Acton office lease agreement is secured by a $19,650 letter of credit with a commercial bank.
At March 31, 2007, future minimum lease payments under the noncancelable operating leases totaled $325,434, due and payable in 2007. The Acton Massachusetts office lease expires November 30, 2007 and the Rockville, Maryland office lease expires December 31, 2007.
8. Private Placement
On January 30, 2007, February 13, 2007, February 28, 2007, and March 14, 2007, the Company raised $1,495,514 through the issuance of convertible notes. On April 17, 2007, the Company raised an additional $2,504,486 through the issuance of convertible notes. At the close of business and prior to the merger, on April 17, 2007, the Company converted all outstanding convertible notes to Series E-2 and Series E-3 Preferred Stock in connections with the merger described in Note 9.
9. Subsequent Events
On April 13, 2007, the Company issued a payment in the amount of $60,000 to settle a dispute with Aveera, Inc. This payment was made to settle Aveera’s claim of non-payment of placement service fees on certain current and past employees.
On April 17, 2007, the Company issued payment to Comerica Bank in the amount of $1,298,754 in settlement of all outstanding bank debt.
On April 17, 2007, the Company merged into SN Acquisition Corporation, a wholly-owned subsidiary of Verso Technologies, Inc., a publicly held company with headquarters located in Atlanta, Georgia. As a result of this merger the Company became a wholly owned subsidiary of Verso Technologies, Inc.

Report of Independent Auditors
The Board of Directors and Stockholders of
sentitO Networks, Inc.
We have audited the accompanying balance sheet of sentitO Networks, Inc. as of December 31, 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of sentitO Networks, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R) Share Based Payments, effective January 1, 2006.
/s/ Tauber & Balser, P.C.
Atlanta, Georgia
June 04, 2007

sentitO Networks, Inc.
Balance Sheet
December 31, 2006

Assets

Current assets:
Cash and cash equivalents	$344,907
Accounts receivable, net	49,389
Restricted cash	1,382,427
Inventories	1,627,828
Prepaid expenses and other current assets	186,184

Total current assets	3,590,735

Property and equipment, net	759,342
Other assets	56,653

Total assets	$4,406,730

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$501,662
Accrued expenses	346,724
Deferred revenues and customer deposits	420,462
Short-term debt	9,876,054

Total current liabilities	11,144,902
Long-term debt, net of current portion	831,681

Total liabilities	11,976,583

Commitments

Stockholders’ equity (deficit):
Series A mandatorily redeemable convertible preferred stock, $0.001 par value: 8,500,000 shares authorized, 8,450,000 issued and outstanding (liquidation preference of $12,213,537)	12,185,492
Series B mandatorily redeemable convertible preferred stock, $0.001 par value: 23,223,345 shares authorized, 18,249,046 issued and outstanding (liquidation preference of $14,916,101)	14,881,898
Series C mandatorily redeemable convertible preferred stock, $0.001 par value: 43,240,781 shares authorized, 37,279,302 issued and outstanding (liquidation preference of $20,486,578)	20,179,932
Series D mandatorily redeemable convertible preferred stock, $.001 par value: 10,145,237 shares authorized, 10,121,720 issued and outstanding (liquidation preference of $11,373,574)	11,343,207
Series D-1 mandatorily redeemable convertible preferred stock, $.001 par value: 19,455,355 shares authorized, 10,762,472 issued and outstanding (liquidation preference of $11,623,269)	11,579,798
Series E mandatorily redeemable convertible preferred stock, $.001 par value: 3,214,544 shares authorized at July 12, 2006; 2,797,509 issued and outstanding at December 31, 2006 (liquidation preference of $2,717,048)	2,659,679
Series E-1 mandatorily redeemable convertible preferred stock, $.001 par value: 3,207,045 shares authorized at July 13, 2006; 2,805,010 issued and outstanding at December 31, 2006 (liquidation preference of $2,666,152)	2,662,390
Series E-1A mandatorily redeemable convertible preferred stock, $.001 par value: 3,199,546 shares authorized at July 13, 2006; 402,035 issued and outstanding at December 31, 2006 (liquidation preference of $390,472)	382,227

Common stock, $0.001 par value: 68,208,756 shares authorized; 3,189,839 shares issued and outstanding at December 31, 2006 .	3,190
Accumulated deficit	(83,447,666)

Total stockholders’ equity (deficit)	(7,569,853)

Total liabilities and stockholders’ equity (deficit)	$4,406,730

See accompanying notes to financial statements..

sentitO Networks, Inc.
Statement of Operations
For The Year Ended December 31, 2006

Revenue	$468,870

Operating expenses:
Research and development, including cost of goods sold of $1,568,935	6,697,217

Sales and marketing	3,147,691
General and administrative	1,466,927

Loss from operations	(10,842,965)

Interest expense, net	(776,246)

Net loss	$(11,619,211)

See accompanying notes to financial statements.

sentitO Networks, Inc.
Statement of Stockholders’ Equity (Deficit)

	Series A		Series B		Series C		Series D		Series D-1		Series E
	Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2005	8,450,000	$11,500,825	18,249,046	$13,990,846	37,279,302	$18,774,714	10,121,720	$10,575,582	10,762,472	$10,761,887	—	$—

Issuance of Series E – mandatorily redeemable convertible preferred stock, net of issuance costs of $62,584.05 (Net of conversion to Series E-1A)	—	—	—	—	—	—	—	—	—	—	3,199,544	2,924,475
Issuance of Series E-1 – mandatorily redeemable convertible preferred stock, net of issuance costs of $3,898.08
Issuance of Common Stock for exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—
Repurchase of nonvested Common Stock from terminated employees	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	—	—
Warrants issued in connection with new credit agreement	—	—	—	—	—	—	—	—	—	—	—	—
Vesting of early exercised options, net	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—
Stock based compensation	—	—	—	—	—	—	—	—	—	—	—	—
Accrual of preferred stock dividends	—	676,000	—	880,481	—	1,310,442	—	758,238	—	806,239	—	97,460
Accretion of mandatorily convertible preferred stock	—	8,667	—	10,571	—	94,776	—	9,387	—	11,672	—	5,215
Conversion of Series E shares to Series E-1A – mandatorily redeemable convertible preferred stock, net of issuance costs of $8,994	—	—	—	—	—	—	—	—	—	—	(402,035)	(367,471)

Balance, December 31, 2006	8,450,000	$12,185,492	18,249,046	$14,881,898	37,279,302	$20,179,932	10,121,720	$11,343,207	10,762,472	$11,579,798	2,797,509	$2,659,679

	Series E-1		Series E-1A
	Mandatorily Convertible		Mandatorily Convertible
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-		Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Par Value	in Capital	Deficit Accumulated	Equity (Deficit)
Balance, December 31, 2005	—	$—	—	$—	3,088,227	$3,088	—	$(67,157,812)	$(1,550,870)

Issuance of Series E – mandatorily redeemable convertible preferred stock, net of issuance costs of $62,584.05 (Net of conversion to Series E-1A)	—	—	—	—	—	—	—	—	2,924,475
Issuance of Series E-1 – mandatorily redeemable convertible preferred stock, net of issuance costs of $3,898.08	2,805,010	2,622,714	—	—	—	—	—	—	2,622,714
Issuance of Common Stock for exercise of stock options	—	—	—	—	11,431	12	405	—	417
Repurchase of nonvested Common Stock from terminated employees	—	—	—	—	(3,149)	(3)	(564)	—	(567)
Issuance of restricted stock	—	—	—	—	88,053	88	8,717	(8,805)	—
Warrants issued in connection with new credit agreement	—	—	—	—	—	—	646	—	646
Vesting of early exercised options, net	—	—	—	—	5,277	5	(5)	—	—
Net loss	—	—	—	—	—	—	—	(11,619,211)	(11,619,211)
Stock based compensation	—	—	—	—	—	—	52,543	—	52,543
Accrual of preferred stock dividends	—	39,540	—	14,006	—	—	(61,742)	(4,520,663)	—
Accretion of mandatorily convertible preferred stock	—	136	—	750	—	—	—	(141,175)	—
Conversion of Series E shares to Series E-1A – mandatorily redeemable convertible preferred stock, net of issuance costs of $8,994	—	—	402,035	367,472	—	—	—	—	—

Balance, December 31, 2006	2,805,010	$2,662,390	402,035	$382,227	3,189,839	$3,190	$—	$(83,447,666)	$(7,569,853)

See accompanying notes to financial statements.

sentitO Networks, Inc.
Statement of Cash Flows
For The Year Ended December 31, 2006

Operating activities
Net loss	$(11,619,211)
Adjustments to reconcile net loss to cash used by operations:
Depreciation, amortization, and other noncash charges	1,004,014
Noncash interest and product development expense	722,747
Noncash stock compensation	52,543
Changes in assets and liabilities:
Decrease in accounts receivable	50,704
Decrease in inventories	61,495
Decrease in prepaid expenses and other current assets	7,051
Decrease on other assets	27,625
Decrease in accounts payable	(379,091)
Decrease in accrued expenses	(310,639)
Decrease in deferred revenue and customer deposits	(133,884)

Net cash used in operating activities	(10,516,646)

Investing activity
Purchases of property and equipment (net)	(109,198)

Net cash used in investing activity	(109,198)

Financing activities
Proceeds from borrowings	250,000
Payment of borrowings	(675,248)
Deferred financing costs	(75,476)
Net proceeds from issuance of mandatorily redeemable convertible preferred stock	5,622,665
Net change in restricted cash	(1,382,427)
Proceeds from exercise of stock options for restricted stock, net of repurchase and from warrants	496

Net cash provided by financing activities	3,740,010

Decrease in cash and cash equivalents	(6,885,834)
Cash and cash equivalents at beginning of period	7,230,741

Cash and cash equivalents at end of period	$344,907

Supplemental disclosure of cash flow information
Cash paid for interest	$225,616

Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock issuance costs and dividends	$4,723,580

See accompanying notes to financial statements.

1. Nature of the Business
sentitO Networks, Inc. (the “Company”) was formed on December 13, 2000 (inception) to develop, manufacture, and market telecommunications software and equipment. There were no operations until February 2001, at which time the Company was capitalized. From inception through 2004, the Company devoted nearly all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets, and raising capital. In 2005, the Company began commercial operations.
The Company has limited operating history and its operations are subject to certain risks and uncertainties, including those associated with the ability to meet obligations, continuing losses, negative cash flows from operations, and fluctuations in operating results. Additional risks and uncertainties relate to funding expansion, managing rapid growth, financing arrangement terms that may restrict operations, regulatory issues, and competition in the telecommunications equipment industry.
On April 17, 2007, the Company completed a merger whereby it became a wholly owned subsidiary of Verso Technologies, Inc., a publicly traded company. The aggregate liquidation value of the outstanding shares of the Company’s Series E-2 Preferred Stock and Series E-3 Preferred Stock issued subsequent to December 31, 2006, and its other Series E Preferred Stock exceeded the value of the merger consideration to be paid to the Company’s shareholders. The outstanding shares of the Company’s other preferred stock and common stock did not receive any merger consideration and were cancelled by operation of law upon the consummation of the merger.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consisted of
$1,685,809 at December 31, 2006 in a money market account with a commercial bank.
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Revenue consists of sales of product and service revenue fees. Product revenue is recognized in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of

Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition With Respect to Certain Transactions. Accordingly, product revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided that the fee is fixed or determinable, collection is considered reasonably assured, and no customer acceptance clauses exist. If the fee is determined not to be fixed or determinable, revenue is recognized when the fees become due. Revenue under multiple-element arrangements is allocated to each element using the residual method in accordance with
SOP 98-9. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized when these elements are delivered; the remainder of the arrangement consideration is allocated to the delivered elements. As of December 31, 2006, because the Company had not established sufficient vendor specific objective evidence for the fair value of the customer’s right to receive product updates, SOP 98-9 requires that the value of the entire arrangement fee be deferred and recognized over the term of the agreement. Service revenue is recognized as the services are performed.
Deferred revenue consists of amounts billed or collected from customers prior to meeting the criteria for revenue recognition.
Trade Receivables
Trade receivables are recorded when customer invoices are generated in accordance with the terms of the customer relationship. An allowance for doubtful accounts is recorded to the extent that there are any concerns regarding the collectibility of amounts invoiced. As of December 31, 2006 no allowance for doubtful accounts was considered necessary.
Restricted Cash
Restricted cash consists of funds that relate to a minimum balance required to be maintained in conjunction with the Company’s loan agreement with a bank and is carried at cost, which approximates fair value.
Inventories
Inventories are stated at the lower of cost or market on the first-in, first-out (FIFO) basis and consist of the following as of December 31, 2006:

Raw materials	$61,332
Demo inventory	771,821
Finished goods	794,675

$1,627,828

Demo inventory is recorded at the lower of cost or net realizable value and is amortized over 12 months starting on the date demo inventory was shipped.
Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.
The Company periodically evaluates the recoverability of its long-lived assets. An impairment loss is recognized in the event that facts or changes in circumstances indicate the carrying amount of an asset may not be recoverable, and an estimate of future undiscounted cash flows is less than the carrying amount of the asset. Impairment is recorded based on an estimate of fair value determined based on future discounted cash flows or other methods. The Company determined that its long-lived assets were not impaired at December 31, 2006.
Income Taxes
The Company accounts for income taxes under the asset and liability method. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities and tax reporting carryforwards using enacted tax rates in effect in the years in which the differences and carryforwards are expected to reverse or be utilized. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax provision taken or expected to be taken in a tax return. It also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We are presently evaluating whether the adoption of this interpretation will have a material impact on our financial statements.
Mandatorily Redeemable Convertible Preferred Stock
The carrying amount of mandatorily redeemable convertible preferred stock is increased by periodic accretion so that the carrying amount will equal the redemption amount at the redemption date. These increases are charged against the accumulated deficit, in the absence of additional paid-in capital.

Research and Development Costs
The Company accounts for research and development costs in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 2, Accounting for Research and Development Costs. Accordingly, research and development expenses, including payroll and overhead costs, third-party technology, and materials, are charged to expense as incurred.
Software Development Costs
In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. In 2006 there were no costs qualifying for capitalization.
Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.
Stock Based Compensation
SFAS 123(R) transition provisions. Under the modified prospective method, prior periods are not restated to reflect the impact of adopting the new standard at earlier dates. As a result of the adoption of Statement 123(R), the Company recorded $52,543 of stock-based compensation expense for the year ended December 31, 2006 related to the Company’s employee stock options. Had the Company continued to account for these options under APB 25 the Company would have recorded no such expense. After recording the expense through December 31, 2006, there remained approximately $86,795 of unrecognized compensation cost related to unvested employee stock options to be recognized over the next 3.4 years.
The Company used the Black-Scholes method (which models the value over time of financial instruments) to estimate the fair value at grant date of the options. The Black-Scholes method uses several assumptions to value an option. The Company used the following assumptions:
•	Expected Dividend Yield — because we do not currently pay dividends, our expected dividend yield is zero.

•	Expected Volatility in Stock Price — reflects the historical change in stock price over the expected term of the stock option. Change in stock price cannot be estimated given that the Company’s stock is not actively traded.

•	Risk-free Interest Rate — reflects the average rate on a United States Treasury bond with maturity equal to the expected term of the option.

•	Expected Life of Stock Option — reflects the simplified method to calculate an expected life based on the midpoint between the vesting date and the end of the contractual term of the stock award.

The weighted-average assumptions used in the option pricing model for stock option grants were as follows as of December 31, 2006:

Average risk-free interest rate	4.66%
Expected dividend yield	0%
Expected volatility	0%
Expected life	5 years
Weighted average fair value at grant date	$0.02
3. Property and Equipment
Property and equipment consisted of the following as of December 31, 2006:

	Estimated
	Useful life
Computers and office equipment	3	$360,452
Furniture and fixtures	3	104,497
Software	3	765,765
Laboratory equipment	3	3,001,216
Manufacturing/test/demo equipment	3	1,098,542
Leasehold improvements	1	52,715

		5,383,187

Less accumulated depreciation and amortization		(4,623,845)

		$759,342

At December 31, 2006, the Company had property and equipment financed under capital leases in the amount of $293,078. Depreciation and amortization expenses was $996,874 for the year ended December 31, 2006.
4. Debt
Bank Loans
In July 2001, the Company entered into an agreement with a commercial bank, which provided for a $1,000,000 revolving line of credit for working capital purposes and a $1,000,000 line of credit for purchases of new equipment. The agreement was amended on October 15, 2003,
June 3, 2004, November 4, 2004, December 16, 2004, December 22, 2005 and September 7, 2006. The amended agreement as of December 31, 2006 cancelled the existing revolver loan and stopped any additional borrowing on the equipment loan. Proceeds of $250,000 from the equipment loan were distributed by the bank in February, 2006 with the funds being deposited into the account of the Company. Terms of the amended agreement also provided for the postponement of paying the principal portion on the term loan for the period of September 10, 2006 through March 10, 2007 at which time a principal payment in the amount of $388,889 would become due. Borrowings under this agreement bore interest during 2006 on the outstanding daily balances at a rate equal to 1 1/2% above the Prime Rate.
The existing equipment loan and term loan are collateralized by substantially all of the assets of the Company. The agreement requires the Company to maintain certain reporting requirements and financial covenants. As of December 31, 2006, the Company was not in compliance with the financial covenants. While all of the financial covenants had subsequently been met, the reporting itself was late in being delivered to the bank. This loan was paid off in connection with the merger of the Company, see Footnote 11.
As of December 31, 2006, future maturities of the Company’s debt obligations to the bank are as follows:

Year Ended	Debt
December 31	Maturity
2007	$1,000,000
2008	777,778

Total	$1,777,778

Interest expense related to borrowings was $187,747 for the year ended December 31, 2006.
Convertible Notes
In November 2005, the Company raised additional capital of $7,980,521 through the issuance of convertible notes to its existing investors. These notes accrue interest at a rate of 8% per year and the notes come due on April 30, 2007. Accrued interest, which is included in the long-term debt balance, was $788,849 as of December 31, 2006.
Under the original terms of the convertible notes, at the option of holders with 66 2/3% of the principal amount, the convertible notes were convertible into Series D-1 Convertible Preferred Stock (Series D-1 preferred stock) at a conversion rate of approximately $0.9364 per share. The conversion rate equals the fair value per share of the Series D-1 shares, therefore no beneficial conversion feature exists.

If the Company consummated a new round of financing before the maturity date, the convertible notes were mandatorily convertible into the new shares of equity securities at the new equity per share price.
In July 2006, in conjunction with the issuance of the Series E Convertible Preferred Stock the convertible note agreements were amended to provide that the notes would not mandatorily converted into Series E Convertible Preferred Stock. The Convertible Notes will convert to Series E-2 Preferred stock immediately prior to a sale of the Company. The Convertible Notes continue to be convertible at the option of the holders.
Capital Leases
From June 2005 through August 2005, the Company also entered into several Capital Leases to purchase equipment not covered under the equipment loan with the bank. The leases were placed with leasing companies with a term of 36 months and bear interest rates ranging from 13.7% to 27.2%.
As of December 31, 2006, future maturities of the Company’s capital leases are as follows:

Year Ended	Debt
December 31	Maturity
2007	106,684
2008	53,903

Total	$160,587

Interest expense related to capital leases was $42,369 for the year ended December 31, 2006.
5. Warrants to Acquire Common Stock
On September 22, 2006 in connection with the First Amendment and Forbearance to the Amended and Restated Loan and Security Agreement, the Company issued to its bank a warrant to purchase 15,000 shares of its Series E preferred stock at a purchase price of $0.9364 per share, pursuant to the term sheet of the Loan Agreement. The fair value of this warrant was estimated using the Black-Scholes pricing model, and the Company recorded $646 as interest expense in its statement of operations in 2006.
6. Mandatorily Redeemable Convertible Participating Preferred Stock
In 2001, the Company authorized and issued 9,000,000 shares of Series A voting Convertible Participating Preferred Stock at a price of $1.00 per share resulting in net proceeds to the Company of $8,893,582.

In 2002, the Company authorized 33,161,996 shares of Series B voting Convertible Participating Preferred Stock and issued 23,223,345 shares at a price of $0.6031 per share resulting in net proceeds to the Company of $13,908,569.
In 2003, the Company authorized 56,894,421 shares of Series C voting Convertible Participating Preferred Stock and issued 43,240,781 shares at a price of $0.4394 per share resulting in net proceeds to the Company of $18,363,357.
In 2004, the Company authorized and issued 10,145,237 shares of Series D voting Convertible Participating Preferred Stock as a price of $0.9364 per share resulting in net proceeds to the Company of $9,443,450.
On June 30, 2005, the Company completed a Series D-1 financing on substantially similar terms to the Series D Convertible Preferred Stock resulting in net proceeds to the Company of $10,033,827.
On July 13, 2006, the Company completed a Series E financing authorizing and issuing 3,214,544 shares of Series E voting Convertible Preferred Stock at a price of $0.9364 per share resulting in net proceeds to the Company of $2,924,475.
6. Mandatorily Redeemable Convertible Participating Preferred Stock (continued)
On October 24, 2006, the Company completed a Series E-1 financing authorizing 3,207,045 shares of Series E-1 voting Convertible Preferred Stock and issuing 2,805,010 shares at a price of $0.9364 per share resulting in net proceeds to the Company of $2,622,713.
On October 24, 2006, the Company converted 402,035 shares of Series E voting Convertible Preferred Stock into 402,035 shares of Series E-1A voting Convertible Preferred Stock in accordance with the terms of the Series E Preferred Stock Purchase Agreement. The Series E-1A voting Convertible Preferred Stock was issued at a price of $0.9364. The conversion did not result in any additional funds for the Company.
The Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A Convertible Preferred Stock (Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A or collectively Preferred Stock) have the following characteristics:
Voting
The holders of the Preferred Stock are entitled to vote, together with the holders of Common Stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. The holders of Series A stock are entitled to elect two directors out of seven directors, the holders of Series B stock are entitled to elect two out of seven directors, and the holders of Series E are entitled to elect one out of seven directors of the Company. The holders of Common Stock are entitled to elect one director, who shall be approved by the holders of at least a majority of the holders of Common Stock and by the holders of at least a majority of the Preferred Stock. In July 2006, the holders of preferred stock entered into a Voting Agreement with the Key Holders of the Company’s Common Stock, as defined. The Key Holders agreed to vote their shares in accordance with the provisions of the agreement, including on matters relating to the election of directors.
Dividends
The holders of Preferred Stock are entitled to receive cumulative dividends at the rate of 8% of the Original Issue Price. Such dividends shall accrue whether or not earned or declared. No dividends shall be declared or paid with respect to the Series A or the Common Stock until all previously accumulated but unpaid dividends on the Series B stock shall have been paid; no dividends shall be declared or paid with respect to the Series B stock until all previously accumulated but unpaid dividends on the Series C stock shall have been paid; and no dividends shall be declared or paid with respect to the Series C stock until all previously accumulated but unpaid dividends on the Senior Preferred Stock shall have been paid as provided in the Amended and Restated Certificate of Incorporation as filed with the State of Delaware on July 12, 2006. The holders of Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A stock shall be entitled to share ratably in any dividends if and when declared and paid on the Common Stock. Dividends on shares of Preferred Stock shall no longer accrue upon the earliest to occur of 1) an initial public offering, 2) the conversion of such Preferred Stock shares into Common Stock, or 3) the redemption of such shares of Preferred Stock. At December 31, 2006, the Company had accreted cumulative dividends of $3,763,537, $3,910,101, $4,106,052, $1,895,596, $1,545,290, $97,460, $39,540 and $14,006 for Series A, Series B, Series C, Series D, Series D-1, Series E, Series E1 and Series E-1A stock, respectively.
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities and obligations of the Company, the holders of each the holders of Series E, Series E-1, and Series E-1A Convertible Stock then outstanding shall be entitled to be paid out of the net assets of the Company available for distribution to its stockholders (the “Available Net Assets”), before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock, an amount equal to (i) with respect to each share of Series E Preferred Stock, three (3) multiplied by the Original Issue Price per share of Series E Preferred Stock, plus an amount equal to any previously accrued but unpaid dividends thereon (whether previously declared or undeclared) if any, to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up (the “Series E Liquidation Preference”),(ii) with respect to each share of Series E-1 Preferred Stock, two and four tenths (2.4) multiplied by the Original Issue Price per share of Series E-1 Preferred Stock, plus an amount equal to any previously accrued but unpaid dividends thereon (whether previously declared or undeclared) if any, to and including the date full payment shall be tendered to the holders of the Series E-1 Preferred Stock with respect to such liquidation, dissolution or winding up (the “Series E-1 Liquidation

Preference”) and (iii) with respect to each share of Series E-1A Preferred Stock, the Original Issue Price per share of Series E-1A Preferred Stock, plus an amount equal to any previously accrued but unpaid dividends thereon (whether previously declared or undeclared) if any, to and including the date full payment shall be tendered to the holders of the Series E-1A Preferred Stock with respect to such liquidation, dissolution or winding up (the “Series E-1A Liquidation Preference”; the Series E Liquidation Preference, Series E-1 Liquidation Preference and the Series E-1A.
Liquidation Preference is referred to collectively as the “Series E Convertible Liquidation Preference”). If the amount available for such distribution is insufficient to pay the full Series E Convertible Liquidation Preference, then no amount shall be distributed in respect of shares of Series D-1, Series D, Series C, Series B, Series A and Common Stock, and the assets available for distribution shall be distributed shall be distributed ratably amount the holders of the Series E Convertible Stock in proportion to the full Series E Convertible Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of the Series E Convertible Liquidation Preference, the holders of each share of Series D-1 stock shall be entitled to be paid out of the Available Net Assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series D, Series C, Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series D-1 stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series D-1 Liquidation Preference, then no amount shall be paid in respect of the Series D, Series C, Series B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series D-1 stock in proportion to the full Series D-1 Liquidation Preference each holder is otherwise entitled to receive.
After payment of the full Series D-1 Liquidation Preference, the holders of each share of Series D stock then outstanding are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series C, Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series D stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series D Liquidation Preference, then no amount shall be paid in respect of the Series C, Series B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series D stock in proportion to the full Series D Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series D Liquidation Preference, the holders of Series C stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series C stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series C Liquidation Preference, then no amount shall be paid in respect of the Series

B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series C stock in proportion to the full Series C Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series C Liquidation Preference, the holders of Series B stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series A and Common Stock, an amount equal to the Original Issue Price per share of Series B stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series B Liquidation Preference, then no amount shall be paid in respect of the Series A and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series B stock in proportion to the full Series B Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series B Liquidation Preference, the holders of Series A stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to the Original Issue Price per share of Series A stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series A Liquidation Preference, then no amount shall be paid in respect of the Common
Stock and the assets available for distribution shall be distributed ratably among the holders of Series A stock in proportion to the full Series A Liquidation Preference each holder is otherwise entitled to receive.
After payment of the Series E, Series D-1, Series D, Series C, Series B, and Series A Liquidation Preference, if there are any remaining assets and funds of the Company legally available for distribution to the stockholders, such remaining assets and funds will be distributed among the holders of the then-outstanding Common Stock and the Preferred Stock pro rata according to the number of shares of Common Stock held by such holders. Holders of shares of Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A stock will be deemed to hold the greatest number of shares of Common Stock then issuable upon conversion in full of such shares of Preferred Stock subject to certain restrictions.
Conversion
Each share of a series of Preferred Stock shall be convertible, at the option of the holder, into the number of shares of Common Stock that results from dividing the Original Issue Price by the Conversion Price per share in effect at the time of conversion. The initial Conversion Price for each share of Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1, and Series E-1A Preferred Stock shall be the Original Issue Price for each series. The Conversion Price is subject to certain adjustments. In 2001, the Company authorized a two-for-one split of its Common Stock. As a result of the stock split, the Conversion Price for Series A was adjusted to $0.50 per share. At December 31, 2006, 1,690,000, 1,824,905, 3,727,930, 10,121,720, 10,762,472, 2,797,509, 2,805,010 and 402,035 shares of the Company’s Common Stock have been reserved for conversion of Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A stock, respectively.
Automatic Conversion
The shares of each of the Series A, Series B, Series C, Series D, Series D-1, Series E, Series E-1 and Series E-1A stock which remain outstanding on (i) the Closing Date for a qualified initial public offering or (2) the election by holders of at least 66 2/3% of the votes of the Senior Preferred Stock, shall automatically and without any action on the part of the holder thereof or the Company, be converted on the same basis and at the same conversion price as if each holder thereof had properly exercised such holder’s right to convert on the day preceding the Closing Date or Election Date, effective as of the close of business on the Closing Date or Election Date.
Redemption
At any time on or after July 13, 2011, holders of at least sixty-six and two-thirds (66 2/3%) of the votes attributable to the then outstanding shares of Senior Preferred Stock may provide written notice to the Company of their request (the “Redemption Request”), to require the Company to redeem all of a portion of the shares of Preferred Stock as specified in the Redemption Request (the “Redemption Shares”) by paying cash from any source of funds legally available therefore at the redemption price therefore described in this paragraph, until all Redemption Shares have been redeemed (or converted into Common Stock as provided in paragraph 6 of the Amended and Restated Articles of Incorporation).
Redemption Price and Payment
The redemption price for each share of Series E, Series E-1 and Series E-1A shall be the Original Issue Price for such series of Preferred Stock, subject to an Adjustment, plus, in each case, all accrued but unpaid dividends through the date of payment for the redeemed shares (whether previously declared or undeclared). The Company shall make payment so that within sixty (60) days following the date of the Redemption Request, all of the Redemption Shares shall be redeemed in cash.
The redemption price for each share of Series A, Series B, Series C, Series D, and Series D-1 stock shall be the higher of (i) the Original Issue Price, subject to adjustment, plus all unpaid dividends; (ii) book value; or (iii) fair market value as established by an independent appraiser. One-half of the shares shall be redeemed in cash within 60 days following the redemption notice date with an additional one-half of the shares to be redeemed in cash, plus 10% interest per annum, one year after the redemption notice date.
7. Common Stock
The Company has 68,208,756 authorized shares of Common Stock, of which a total of 3,189,839 have been issued as of December 31, 2006. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders.
Certain shares of the outstanding Common Stock are subject to stock restriction agreements. Pursuant to the restriction agreements, the stockholder cannot sell, assign, transfer, or otherwise dispose of any shares except to the Company or as expressly provided in the stock restriction agreement. In 2001, the Company issued 880,000 shares of the restricted stock, 85% of which vested 25% at of each of the four successive annual anniversaries of the initial Closing Date for

Series A stock, and 15% of which were vested immediately. As of December 31, 2005 and 2006, there were no unvested shares of such restricted common stock outstanding.
Under the terms of the Company’s 2001 Stock Incentive Plan, option grantees may exercise options prior to vesting. Shares issued for options which are not vested at the time of exercise are subject to stock restriction agreements and vest on the same schedule as the underlying stock option would have vested, had the option not been exercised. Under the restriction agreements, the stockholder cannot sell, assign, transfer, or otherwise dispose of any nonvested shares except to the Company or as expressly provided in the stock restriction agreement. The unvested options are also subject to a contingent repurchase provision in the form of a call option held by the Company. The call option has a strike price of the lesser of the fair value of the stock at the call date or the original purchase price. Accordingly, the restricted shares received by employees upon the early exercise are not considered issued and outstanding until they vest. At December 31, 2006, the Company has issued 1,800 shares of nonvested restricted shares.
In June 2004, the Company entered into an employment agreement with the then CEO. Under that CEO’s employment agreement, the Company issued 1,307,252 shares of restricted common stock, at a then fair value of $0.025 per share, to the CEO. These shares began vesting beginning on the first anniversary of the CEO’s start date or June 1, 2004. Also as part of the employment agreement, upon the Company’s receipt of additional equity financings, the Company was obligated to issue to the CEO additional restricted stock of shares, at no cost to the CEO, in order for the CEO to maintain an aggregate of 5% of the Common Stock equivalents of the Company on a fully-diluted basis (true-up equity interest). The true-up equity interest was subject to the same terms and conditions as those in the CEO’s employment agreement. In January, 2006 the then CEO terminated employment with the Company at which time there were 880,498 shares of such restricted common stock vested and outstanding.
8. Stock Option Plan
In 2001, the Company’s Board approved the 2001 Stock Incentive Plan (the 2001 Plan) under which the Company can issue up to 5,228,220 shares. In 2005, the Company’s Board approved an amendment to the 2001 Plan whereby the number of shares the company can issue was increased to 10,567,606 shares. Options granted under the 2001 Plan may be incentive stock options or nonqualified stock options. Stock appreciation rights (SARs) and other stock and performance awards may also be granted under the 2001 Plan. The Board determines the period over which options become exercisable. The stock options have a ten-year term. The Company’s Board determined that the exercise price of the options was equal to the fair value of the underlying Common Stock at the date of grant.

The following table summarizes the activity of the Company’s stock option plan in 2006:

		Weighted-
	Number	Average
	of	Exercise
	Options	Price
Outstanding at December 31, 2005	4,673,961	$0.10
Granted	4,313,280	0.10
Exercised	(5,551)	0.049
Cancelled	(2,710,440)	0.093

Outstanding at December 31, 2006	6,271,250	$0.145

Exercisable at December 31, 2006	1,052,370	$0.26

The Company defines in-the-money stock options at December 31, 2006 as options that had exercise prices that were lower than the $0.10 market price of our common stock at that date. The aggregate intrinsic value of options outstanding at December 31, 2006 is calculated as the difference between the exercise price of the underlying options and the market price of the Company’s common stock. As of December 31, 2006, there were 453,374 stock options outstanding that were in-the- money of which 260,273 of these were exercisable.
8. Stock Option Plan (continued)
The aggregate intrinsic value of stock options outstanding and stock options exercisable as of December 31, 2006 was $34,003 and $19,520, respectively. The aggregate intrinsic value of options exercised during 2006 was $2,060.
During 2006, 2,025 shares were repurchased for $567 at the lower of exercise price or the then fair value.

In addition, the following table summarizes information about options under the plans that were outstanding and exercisable at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range of Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.00-0.07	453,374	6.6	$0.025	260,273	$0.025
$0.0701-0.14	5,280,599	7.5	0.10	465,305	0.10
$0.49-0.56	38,600	3.3	0.50	38,600	0.50
$0.63-0.70	486,677	5.3	0.70	285,192	0.70
$0.71-1.00	12,000	7.9	1.00	3,000	1.00

$0.0-$1.00	6,271,250	6.4	$0.145	1,052,370	$0.261

9. Income Taxes
The components of the net deferred tax assets and the related valuation allowance for the year ended December 31 are as follows:

2006
Deferred tax assets:
Net operating loss carryforwards	28,447,124
Tax credits	1,114,197
Accrued expenses	43,980
Depreciation	94,969
Start-up expenses	—
Other	125,241

Total deferred tax assets	29,825,511
Total deferred tax liabilities	—
Valuation allowance	(29,825,511)

$—

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefits from deductible temporary differences and net operating loss carryforwards and credits could not be sufficiently assured at December 31, 2006.
As of December 31, 2006, the Company had approximately $74 million of federal and state net operating loss carryforwards, which begin to expire in 2017. Under the provisions of the Internal Revenue Code, certain changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards that may be used in future years.
10. Commitments
The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $440,773 for the year ended December 31, 2006. The obligation under the Acton office lease agreement is secured by a $19,650 letter of credit with a commercial bank.
At December 31, 2006, future minimum lease payments under the noncancelable operating leases totaled $439,207 and $272,402, due and payable in 2007 and 2008, respectively.
11. Subsequent Events
On January 30, 2007, February 13, 2007, February 28, 2007, March 14, 2007 and April 17, 2007 the Company completed additional rounds of Convertible Note Funding in the amounts of $500,000, $270,515, $350,000, $375,000 and $2,504,486 respectively.
On April 13, 2007 the Company issued a payment in the amount of $60,000 to settle a dispute with Aveera, Inc. This payment was made to settle Aveera’s claim of non-payment of placement service fees on certain current and past employees.
On April 17, 2007 the Company issued payment to Comerica Bank in the amount of $1,298,754 in settlement of all outstanding bank debt.
On April 17, 2007 the Company merged into SN Acquisition Corporation, a wholly-owned subsidiary of Verso Technologies, Inc., a publicly held company with headquarters located in Atlanta, Georgia. As a result of this merger the Company become a wholly owned subsidiary of Verso Technologies, Inc.

Report of Independent Auditors
The Board of Directors and Stockholders of
sentitO Networks, Inc.
We have audited the accompanying balance sheet of sentitO Networks, Inc. as of December 31, 2005, and the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of sentitO Networks, Inc. at December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements have been prepared assuming that sentitO Networks, Inc. will continue as a going concern. As more fully described in Note 1, the Company has an accumulated deficit of $67,157,812 at December 31, 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
September 27, 2006
A member firm of Ernst & Young Global Limited

sentitO Networks, Inc.
Balance Sheet
December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$7,230,741
Accounts receivable, net	100,093
Inventories	1,618,718
Prepaid expenses and other current assets	193,235

Total current assets	9,142,787

Property and equipment, net	1,717,623
Other assets	91,418

Total assets	$10,951,828

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$880,754
Accrued expenses	652,861
Deferred revenues and customer deposits	554,347
Short-term debt	777,778

Total current liabilities	2,865,740
Long-term debt, net of current portion	9,636,958

Total liabilities	12,502,698

Commitments (Note 10)

Stockholders’ equity:
Series A mandatorily redeemable convertible preferred stock, $0.001 par value: 8,500,000 shares authorized, 8,450,000 issued and outstanding (liquidation preference of $11,537,537)	11,500,825
Series B mandatorily redeemable convertible preferred stock, $0.001 par value: 23,223,345 shares authorized, 18,249,046 issued and outstanding (liquidation preference of $14,035,621)	13,990,846
Series C mandatorily redeemable convertible preferred stock, $0.001 par value: 43,240,781 shares authorized, 37,279,302 issued and outstanding (liquidation preference of $19,176,136)	18,774,714
Series D mandatorily redeemable convertible preferred stock, $.001 par value: 10,145,237 shares authorized, 10,121,720 issued and outstanding (liquidation preference of $10,615,336)	10,575,582
Series D-1 mandatorily redeemable convertible preferred stock, $.001 par value: 19,439,346 shares authorized 10,762,472 issued and outstanding (liquidation preference of $10,817,030)	10,761,887
Common stock, $0.001 par value: 63,366,427 shares authorized, 3,088,227 shares issued and outstanding	3,088
Accumulated deficit	(67,157,812)

Total stockholders’ equity (deficit)	(1,550,870)

Total liabilities and stockholders’ equity (deficit)	$10,951,828

See accompanying notes.

sentitO Networks, Inc.
Statement of Operations
Year Ended December 31, 2005

Revenue	$508,789

Operating expenses:
Research and development, including cost of goods sold of $1,096,131	7,542,570
Sales and marketing	3,343,426
General and administrative	3,772,649

Loss from operations	(14,149,856)

Interest expense, net	(83,326)

Net loss	$(14,233,182)

See accompanying notes.

sentitO Networks, Inc.
Statements of Stockholders’ Equity (Deficit)

	Series A		Series B		Series C		Series D		Series D-1
	Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible		Mandatorily Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid	Deficit	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value	in Capital	Accumulated	Equity (Deficit)

Balance, December 31, 2004	8,500,000	10,878,606	18,249,046	13,097,574	37,395,483	17,405,267	10,145,237	9,828,892	—	—	2,208,344	$2,208	—	(48,649,528)	2,563,019

Issuance of Series D-1 — mandatorily redeemable convertible preferred stock, net of issuance costs of $66,173	—	—	—	—	—	—	—	—	10,785,989	10,033,827	—	—	—	—	10,033,827
Issuance of Common Stock for exercise of stock options	—	—	—	—	—	—	—	—	—	—	12,458	12	2,864	—	2,876
Repurchase of nonvested Common Stock from terminated employees	—	—	—	—	—	—	—	—	—	—	(6,721)	(7)	(1,366)	—	(1,373)
Issuance of restricted stock	—	—	—	—	—	—	—	—	—	—	792,445	793	78,452	—	79,245
Warrants issued in connection with new credit agreement	—	—	—	—	—	—	—	—	—	—	—	—	4,718	—	4,718
Vesting of early exercised options, net	—	—	—	—	—	—	—	—	—	—	13,049	13	(13)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(14,233,182)	(14,233,182)
Accrual of preferred stock dividends	—	679,334	—	880,480	—	1,313,845	—	759,706	—	740,372	—	—	(84,655)	(4,289,082)	0.71
Accretion of mandatorily convertible preferred stock	—	10,488	—	12,792	—	114,684	—	11,354	—	11,030	—	—	—	(160,348)	—
Conversion of Series A, C, D, and D-1 shares to Common Stock	(50,000)	(50,000)	—	—	(116,181)	(51,050)	(23,517)	(22,021)	(23,517)	(22,021)	68,653	69	—	145,023	(0.91)
Reversal of accrued dividends on converted A, C, D, and D-1 shares	—	(17,603)	—	—	—	(8,032)	—	(2,349)	—	(1,321)				29,305	—

Balance, December 31, 2005	8,450,000	$11,500,825	18,249,046	$13,990,846	37,279,302	$18,774,714	10,121,720	$10,575,582	10,762,472	$10,761,887	3,088,227	$3,088	$—	$(67,157,812)	$(1,550,870)

sentitO Networks, Inc.
Statement of Cash Flows
Year Ended December 31, 2005

Operating activities
Net loss	$(14,233,182)
Adjustments to reconcile net loss to cash provided/(used) by operations:
Depreciation, amortization, and other noncash charges	1,344,162
Noncash interest and product development expense	78,001
Noncash stock compensation	79,244
Changes in assets and liabilities:
(Increase)/decrease in accounts receivable	(10,156)
(Increase)/decrease in inventories	(937,923)
(Increase)/decrease in prepaid expenses and other current assets	(105,753)
(Increase)/decrease on other assets	13,768
(Decrease)/increase in accounts payable	343,535
(Decrease)/increase in accrued expenses	114,057
Increase/(decrease) in deferred revenue and customer deposits	308,697

Net cash used in operating activities	(13,005,550)

Investing activity
Purchases of property and equipment (net)	(1,043,912)

Net cash used in investing activity	(1,043,912)

Financing activities
Proceeds from borrowings	2,293,078
Payment of borrowings	(1,080,910)
Net proceeds from issuance of mandatorily redeemable convertible preferred stock	10,033,827
Net proceeds from issuance of convertible debt	7,980,521
Proceeds from exercise of stock options for restricted stock, net of repurchase	1,504

Net cash provided by financing activities	19,228,020

Net increase/(decrease) in cash and cash equivalents	5,178,558
Cash and cash equivalents at beginning of period	2,052,183

Cash and cash equivalents at end of period	$7,230,741

Supplemental disclosure of cash flow information
Cash paid for interest	$97,855

Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock issuance costs and dividends	$4,504,781

See accompanying notes.

sentitO Networks, Inc.
Notes to Financial Statements
December 31, 2005
1. Nature of the Business
sentitO Networks, Inc. (the Company) was formed on December 13, 2000 (inception) to develop, manufacture, and market telecommunications software and equipment. There were no operations until February 2001, at which time the Company was capitalized. From inception through 2003, the Company devoted nearly all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets, and raising capital. In 2004, the Company began commercial operations.
The Company has limited operating history and its operations are subject to certain risks and uncertainties, including those associated with the ability to meet obligations, continuing losses, negative cash flows from operations, and fluctuations in operating results. Additional risks and uncertainties relate to funding expansion, managing rapid growth, financing arrangement terms that may restrict operations, regulatory issues, and competition in the telecommunications equipment industry.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $67,157,812 at December 31, 2005. In addition, the Company has not achieved sufficient revenues to support future operations without additional financing or increased revenues. These conditions raise the substantial doubt about the Company’s ability to continue as a going concern.
Historically, the Company’s cash flow from operations has been insufficient to satisfy the Company’s cash requirements. To date, the Company has augmented its cash flow from operations primarily through capital contributions from shareholders, directors, and executives.
The Company completed a stock financing of $10 million in 2005. In addition, the Company also raised $7.9 million through debt financing involving the sale to existing investors of convertible promissory notes during the period November through December, 2005. However, the Company has continued to incur substantial losses and negative cash flow from operations and management expects operating losses and negative cash flows to continue for the foreseeable future. Failure to generate sufficient revenues and raise additional capital could result in violating certain debt covenants and have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives. The Company is currently pursuing various sources of financial support, including obtaining funds through an additional equity financing and believes that it will be able to obtain the additional financing. However, there can be no assurances that such funding or financial support will be available or adequate to allow the Company to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
1. Nature of the Business (continued)
However, there can be no assurance that management will be able to consummate a financing as presently contemplated. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consisted of
$6,131,465, in a money market account with a commercial bank.
Revenue Recognition
Revenue consists of sales of product and service revenue fees. Product revenue is recognized in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition With Respect to Certain Transactions. Accordingly, product revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided that the fee is fixed or determinable, collection is considered reasonably assured, and no customer acceptance clauses exist. If the fee is determined not to be fixed or determinable, revenue is recognized when the fees become due. Revenue under multiple-element arrangements is allocated to each element using the residual method in accordance with SOP 98-9. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized when these elements are delivered; the remainder of the arrangement consideration is allocated to the delivered elements. As of December 31, 2005, because the

sentitO Networks, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Company had not established sufficient vendor specific objective evidence for the fair value of the customer’s right to receive product updates, SOP 98-9 requires that the value of the entire arrangement fee be deferred and recognized over the term of the agreement. Service revenue is recognized as the services are performed.
Deferred revenue consists of amounts billed or collected from customers prior to meeting the criteria for revenue recognition.
Trade Receivables
Trade receivables are recorded when customer invoices are generated in accordance with the terms of the customer relationship. An allowance for doubtful accounts is recorded to the extent that there are any concerns regarding the collectibility of amounts invoiced. As of December 31, 2005, an allowance for doubtful accounts of $62,500 was recorded.
Inventories
Inventories are stated at the lower of cost or market on the first-in, first-out (FIFO) basis and consist of the following:

December 31
2005

Raw materials	$32,655
Demo inventory	452,100
Finished goods	1,133,963

$1,618,718

Demo inventory is recorded at the lower of cost or net realizable value and is amortized over 12 months starting on the date demo inventory shipped.
Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The Company periodically evaluates the recoverability of its long-lived assets. An impairment loss is recognized in the event that facts or changes in circumstances indicate the carrying amount of an asset may not be recoverable, and an estimate of future undiscounted cash flows is less than the carrying amount of the asset. Impairment is recorded based on an estimate of fair value determined based on future discounted cash flows or other methods. The Company determined that its long-lived assets were not impaired at December 31, 2005.
Income Taxes
The Company accounts for income taxes under the asset and liability method. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Mandatorily Redeemable Convertible Preferred Stock
The carrying amount of mandatorily redeemable convertible preferred stock is increased by periodic accretion so that the carrying amount will equal the redemption amount at the redemption date. These increases are charged against the accumulated deficit, in the absence of additional paid-in capital.
Research and Development Costs
The Company accounts for research and development costs in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 2, Accounting for Research and Development Costs. Accordingly, research and development expenses, including payroll and overhead costs, third-party technology, and materials, are charged to expense as incurred.
Software Development Costs
In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. In 2005, there were no costs qualifying for capitalization.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock Split
On July 1, 2004, the Board of Directors (the Board) approved a 10-for-1 reverse stock split. All share data in these financial statements reflect the stock split retroactive for all periods presented.
Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.
Stock-Based Compensation
The Company accounts for options granted under its stock-based compensation plans for employees (Note 8) using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and has elected the disclosure-only alternative under SFAS No. 123, Accounting for Stock-Based Compensation, and the enhanced disclosures as required by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—An Amendment of FASB Statement No. 123. Under APB 25, when the exercise price of options granted under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is required.
The following tables illustrate the assumptions used and the effect on net income or loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The Company has computed the pro forma disclosures required under SFAS No. 123 for all employee stock options granted using the Black-Scholes option-pricing model prescribed by SFAS No. 123.

December 31
2005

Net loss, as reported	$(14,233,182)
Add stock-based compensation included in reported net loss	79,244
Deduct total stock-based employee compensation expense determined under the fair value-based method for all awards	(133,604)

Pro forma net loss	$(14,287,542)

sentitO Networks, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The fair value for these options was estimated at the date of grant using the minimum value method prescribed by SFAS No. 123. The following weighted-average assumptions were used to determine the fair value:

2005

Average risk-free interest rate	4.1%
Expected dividend yield	0%
Expected volatility	0%
Expected life	5 years
On December 16, 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APB 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) must be adopted at the beginning of the first interim or annual period beginning after December 15, 2005. The Company will adopt this new standard effective for fiscal year 2006. The Company has not yet determined which option pricing model will be used when it adopts the statement, or the impact of the statement on the results of operations.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The Company will be required to use the prospective method, under which the Company would continue to account for nonvested awards outstanding at the date of adoption of SFAS No. 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified, or settled after the date of adoption should be accounted for using the measurement, recognition, and attribution provisions of SFAS No. 123(R).
As previously disclosed and permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)’s fair value method could have a significant impact on the results of operations, although it will have no impact on the overall financial position. The impact of adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have increased expenses recognized by the Company for stock-based compensation.
3. Property and Equipment

	Estimated	December 31
	Useful life	2005

Computers and office equipment	3	$354,442
Furniture and fixtures	3	104,497
Software	3	765,765
Laboratory equipment	3	2,952,694
Manufacturing/test/demo equipment	3	1,114,481
Leasehold improvements	1	52,715

		5,344,594
Less accumulated depreciation and amortization		(3,626,971)

		$1,717,623

At December 31, 2005, the Company had property and equipment financed under capital leases in the amount of $293,078. Depreciation expenses were $1,308,844 for the year ended December 31, 2005.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
4. Debt
Bank Loans
In July 2001, the Company entered into an agreement with a commercial bank, which provided for a $1,000,000 revolving line of credit for working capital purposes and a $1,000,000 line of credit for purchases of new equipment. The agreement was amended on October 15, 2003,
June 3, 2004, November 4, 2004, December 16, 2004 and December 22, 2005. The amended agreement as of December 31, 2005 replaced the existing revolver loan with a $2,000,000 term loan. Proceeds from this new term loan were distributed in late December, 2005 paying down the then existing revolver loan, which had a balance of $907,000, and the remaining funds being deposited into the account of the Company. Terms of the amended agreement also provide a new revolver loan for up to $2,000,000 and an equipment line of $1,000,000, neither of which had been borrowed against as of December 31, 2005. Borrowings under this agreement bore interest during 2005 on the outstanding daily balances at a rate equal to 1 1/2% above the Prime Rate.
The revolver, existing equipment loan, and term loan are collateralized by substantially all of the assets of the Company. The agreement requires the Company to maintain certain reporting requirements and financial covenants. As of December 31, 2005, the Company was not in compliance with the financial covenants. While all of the financial covenants had subsequently been met, the reporting itself was late in being delivered to the bank. The Company borrowed $2,000,000 under the term loan during 2005.
As of December 31, 2005, future maturities of the Company’s debt obligations to the bank are as follows:

Year Ended	Debt
December 31	Maturity

2006	$777,777
2007	1,333,333

Total	$2,111,110

Interest expense related to borrowings was $66,450 for the year ended December 31, 2005.
Convertible Notes
In November 2005, the Company raised additional capital of $7,980,521 through the issuance of convertible notes to its existing investors. These notes accrue interest at a rate of 8% per year and the notes come due on March 31, 2007. As of December 31, 2005, accrued interest was approximately $70,600 which is included in the long-term debt balance.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
4. Debt (continued)
Under the original terms of the convertible notes, at the option of holders with 66 2/3% of the principal amount, the convertible notes were convertible into Series D-1 Convertible Preferred Stock (Series D-1 preferred stock) at a conversion rate of approximately $0.9364 per share. The conversion rate equals the fair value per share of the Series D-1 shares, therefore no beneficial conversion feature exists.
If the Company consummated a new round of financing before the maturity date, the convertible notes were mandatorily convertible into the new shares of equity securities at the new equity per share price.
In July 2006, in conjunction with the issuance of the Series E Convertible Preferred Stock (Series E-2 Preferred Stock) the convertible note agreements were amended to provide that the notes would not mandatorily converted into Series E Convertible Preferred Stock. The Convertible Notes will convert to Series E-2 Preferred stock immediately prior to a sale of the Company. The Convertible Notes continue to be convertible at the option of the holders.
Capital Leases
From June 2005 through August 2005, the Company also entered into several Capital Leases to purchase equipment not covered under the equipment loan with the bank. The leases were placed with leasing companies with a term of 36 months and bear interest rates ranging from 13.7% to 27.2%.
As of December 31, 2005, future maturities of the Company’s capital leases are as follows:

Year Ended	Debt
December 31	Maturity

2006	$91,914
2007	106,684
2008	53,903

Total	$252,501

Interest expense related to capital leases was $26,017 for the year ended December 31, 2005.
5. Warrants to Acquire Common Stock
In 2005, in connection with the updated Loan Agreement, the Company issued to its bank a warrant to purchase 110,000 shares of its Series D-1 preferred stock at a purchase price of $0.9364 per share, pursuant to the term sheet of the Loan Agreement. The fair value of this warrant was estimated using the Black-Scholes pricing model, and the Company recorded $4,718 as interest expense in its statement of operations in 2005.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
6. Mandatorily Redeemable Convertible Participating Preferred Stock
In 2001, the Company authorized and issued 9,000,000 shares of Series A voting Convertible Participating Preferred Stock at a price of $1.00 per share resulting in net proceeds to the Company of $8,893,582.
In 2002, the Company authorized 33,161,996 shares of Series B voting Convertible Participating Preferred Stock and issued 23,223,345 shares at a price of $0.6031 per share resulting in net proceeds to the Company of $13,908,569.
In 2003, the Company authorized 56,894,421 shares of Series C voting Convertible Participating Preferred Stock and issued 43,240,781 shares at a price of $0.4394 per share resulting in net proceeds to the Company of $18,363,357.
In 2004, the Company authorized and issued 10,145,237 shares of Series D voting Convertible Participating Preferred Stock as a price of $0.9364 per share resulting in net proceeds to the Company of $9,443,450.
On June 30, 2005, the Company completed a Series D-1 financing on substantially similar terms to the Series D Convertible Preferred Stock resulting in net proceeds to the Company of $10,033,827.
The Series A, Series B, Series C, Series D and Series D-1 Convertible Preferred Stock (Series A, Series B, Series C, Series D, and Series D-1, or collectively Preferred Stock) have the following characteristics:
      Voting
The holders of the Preferred Stock are entitled to vote, together with the holders of Common Stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. The holders of Series A stock are entitled to elect two directors out of seven directors, the holders of Series B stock are entitled to elect two out of seven directors, and the holders of Series D are entitled to elect one out of seven directors of the Company. The holders of Common Stock are entitled to elect one director, who shall be approved by the holders of at least a majority of the holders of Common Stock and by the holders of at least a majority of the Preferred Stock. In July 2004, the holders of preferred stock entered into a Voting Agreement with the Key Holders of the Company’s Common Stock, as defined. The Key Holders agreed to vote their shares in accordance with the provisions of the agreement, including on matters relating to the election of directors.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
6. Mandatorily Redeemable Convertible Participating Preferred Stock (continued)
     Dividends
The holders of Preferred Stock are entitled to receive cumulative dividends at the rate of 8% of the Original Issue Price. Such dividends shall accrue whether or not earned or declared. No dividends shall be declared or paid with respect to the Series A or the Common Stock until all previously accumulated but unpaid dividends on the Series B stock shall have been paid; no dividends shall be declared or paid with respect to the Series B stock until all previously accumulated but unpaid dividends on the Series C stock shall have been paid; and no dividends shall be declared or paid with respect to the Series C stock until all previously accumulated but unpaid dividends on the Series D stock shall have been paid. The holders of Series A, Series B, Series C, Series D, and Series D-1 stock shall be entitled to share ratably in any dividends if and when declared and paid on the Common Stock. Dividends on shares of Preferred Stock shall no longer accrue upon the earliest to occur of 1) an initial public offering, 2) the conversion of such Preferred Stock shares into Common Stock, or 3) the redemption of such shares of Preferred Stock. At December 31, 2005, the Company had accreted cumulative dividends of $3,087,537, $3,029,621, $2,795,610, $1,137,357, and $739,052 for Series A, Series B, Series C, Series D, and Series D-1 stock, respectively.
     Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the affairs of the Company, including certain consolidations and mergers, the holders of Series D-1 stock shall be entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series D, Series C, Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series D-1 stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series D-1 Liquidation Preference, then no amount shall be paid in respect of the Series D, Series C, Series B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series D-1 stock in proportion to the full Series D-1 Liquidation Preference each holder is otherwise entitled to receive.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
6. Mandatorily Redeemable Convertible Participating Preferred Stock (continued)
After payment of the full Series D-1 Liquidation Preference, the holders of each share of Series D stock then outstanding are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series C, Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series D stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series D Liquidation Preference, then no amount shall be paid in respect of the Series C, Series B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series D stock in proportion to the full Series D Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series D Liquidation Preference, the holders of Series C stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series B, Series A, and Common Stock, an amount equal to the Original Issue Price per share of Series C stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series C Liquidation Preference, then no amount shall be paid in respect of the Series B, Series A, and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series C stock in proportion to the full Series C Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series C Liquidation Preference, the holders of Series B stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Series A and Common Stock, an amount equal to the Original Issue Price per share of Series B stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series B Liquidation Preference, then no amount shall be paid in respect of the Series A and Common Stock and the assets available for distribution shall be distributed ratably among the holders of Series B stock in proportion to the full Series B Liquidation Preference each holder is otherwise entitled to receive.
After payment in full of Series B Liquidation Preference, the holders of Series A stock are entitled to be paid out of the net assets of the Company available for distribution to its stockholders, before any payment of declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to the Original Issue Price per share of Series A stock plus an amount equal to any previously accrued but unpaid dividends. If the amount available for distribution is insufficient to pay the full Series A Liquidation Preference, then no amount shall be paid in respect of the Common

sentitO Networks, Inc.
Notes to Financial Statements (continued)
6. Mandatorily Redeemable Convertible Participating Preferred Stock (continued)
Stock and the assets available for distribution shall be distributed ratably among the holders of Series A stock in proportion to the full Series A Liquidation Preference each holder is otherwise entitled to receive.
After payment of the Series D-1, Series D, Series C, Series B, and Series A Liquidation Preference, if there are any remaining assets and funds of the Company legally available for distribution to the stockholders, such remaining assets and funds will be distributed among the holders of the then-outstanding Common Stock and the Preferred Stock pro rata according to the number of shares of Common Stock held by such holders. Holders of shares of Series A, Series B, Series C, Series D, and Series D-1 stock will be deemed to hold the greatest number of shares of Common Stock then issuable upon conversion in full of such shares of Preferred Stock subject to certain restrictions.
Conversion
Each share of a series of Preferred Stock shall be convertible, at the option of the holder, into the number of shares of Common Stock that results from dividing the Original Issue Price by the Conversion Price per share in effect at the time of conversion. The initial Conversion Price for each share of Series A, Series B, Series C, Series D, and Series D-1 Preferred Stock shall be the Original Issue Price for each series. The Conversion Price is subject to certain adjustments. In 2001, the Company authorized a two-for-one split of its Common Stock. As a result of the stock split, the Conversion Price for Series A was adjusted to $0.50 per share. At December 31, 2005, 1,690,000, 1,824,905, 3,727,930, 10,121,720, and 10,762,472 shares of the Company’s Common Stock have been reserved for conversion of Series A, Series B, Series C, Series D, and Series D-1 stock, respectively.
Automatic Conversion
The shares of each of the Series A, Series B, Series C, Series D, and Series D-1 stock which remain outstanding on (i) the Closing Date for a qualified initial public offering or (2) the election by holders of at least 66 2/3% of the holders of the Series D-1 shares then outstanding, shall automatically and without any action on the part of the holder thereof or the Company, be converted on the same basis and at the same conversion price as if each holder thereof had properly exercised such holder’s right to convert on the day preceding the Closing Date or Election Date, effective as of the close of business on the Closing Date or Election Date.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
6. Mandatorily Redeemable Convertible Participating Preferred Stock (continued)
     Redemption
The shares of each of the Series A and Series B stock are redeemable in 2007, Series C stock are redeemable in 2008, and Series D and Series D-1 stock are redeemable in 2010 at the election of at least 66.6% of the holders of each separate class of the shares then outstanding.
Redemption Price and Payment
The redemption price for each share of Series A, Series B, Series C, Series D, and
Series D-1 stock shall be the higher of (i) the Original Issue Price, subject to adjustment, plus all unpaid dividends; (ii) book value; or (iii) fair market value as established by an independent appraiser. One-half of the shares shall be redeemed in cash within 60 days following the redemption notice date with an additional one-half of the shares to be redeemed in cash, plus 10% interest per annum, one year after the redemption notice date.
7. Common Stock
The Company has 63,366,427 authorized shares of Common Stock, of which a total of 3,088,227 have been issued as of December 31, 2005. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders.
On July 1, 2004, the Company declared a 10-for-1 reverse stock split of the Company’s Common Stock. All share and per share amounts of Common Stock have been retroactively adjusted to reflect this stock split.
Certain shares of the outstanding Common Stock are subject to stock restriction agreements. Pursuant to the restriction agreements, the stockholder cannot sell, assign, transfer, or otherwise dispose of any shares except to the Company or as expressly provided in the stock restriction agreement. In 2001, the Company issued 880,000 shares of the restricted stock, 85% of which vested 25% at of each of the four successive annual anniversaries of the initial Closing Date for Series A stock, and 15% of which were vested immediately. As of December 31, 2005, there were no unvested shares of such restricted common stock outstanding.
Under the terms of the Company’s 2001 Stock Incentive Plan, option grantees may exercise options prior to vesting. Shares issued for options which are not vested at the time of exercise are subject to stock restriction agreements and vest on the same schedule as the underlying stock option would have vested, had the option not been exercised. Under the restriction agreements, the stockholder cannot sell, assign, transfer, or otherwise dispose of any nonvested shares except to the Company or as expressly provided in the stock restriction agreement. The unvested options are also subject to a contingent repurchase provision in the form of a call option held by

sentitO Networks, Inc.
Notes to Financial Statements (continued)
7. Common Stock (continued)
the Company. The call option has a strike price of the lesser of the fair value of the stock at the call date or the original purchase price. Accordingly, the restricted shares received by employees upon the early exercise are not considered issued and outstanding until they vest. At December 31, 2005, the Company has issued 6,927 shares of nonvested restricted shares.
In June 2004, the Company entered into an employment agreement with the CEO. Under the CEO’s employment agreement, the Company issued 1,307,252 shares of restricted common stock, at a then fair value of $0.025 per share, to the CEO. These shares vest beginning on the first anniversary of the CEO’s start date or June 1, 2004. Also as part of the employment agreement, upon the Company’s receipt of additional equity financings, the Company is obligated to issue to the CEO additional restricted stock of shares, at no cost to the CEO, in order for the CEO to maintain an aggregate of 5% of the Common Stock equivalents of the Company on a fully-diluted basis (true-up equity interest). The true-up equity interest is subject to the same terms and conditions as those in the CEO’s employment agreement. In 2005, the Company had issued 805,933 additional shares of restricted common stock, at a then fair value of $0.10 per share to the CEO under the true-up equity interest agreement.
As of December 31, 2005, there were 2,113,185 shares of such restricted common stock outstanding of which 792,445 were vested. The Company recorded approximately $79,300 of compensation expense related to the vesting of the restricted shares.
8. Stock Option Plan
In 2001, the Company’s Board approved the 2001 Stock Incentive Plan (the 2001 Plan) under which the Company can issue up to 5,228,220 shares. In 2005, the Company’s Board approved an amendment to the 2001 Plan whereby the number of shares the Company can issue was increased to 10,567,606 shares. Options granted under the 2001 Plan may be incentive stock options or nonqualified stock options. Stock appreciation rights (SARs) and other stock and performance awards may also be granted under the 2001 Plan. The Board determines the period over which options become exercisable. The stock options have a ten-year term. The Company’s Board determined that the exercise price of the options was equal to the fair value of the underlying Common Stock at the date of grant.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
8. Stock Option Plan (continued)
The following table summarizes the activity of the Company’s stock option plan in 2005:

		Weighted-
	Number	Average
	of	Exercise
	Options	Price

Outstanding at December 31, 2004	3,141,987	0.11

Granted	4,340,390	0.10
Exercised	(12,458)	0.0037
Cancelled	(2,795,958)	0.10

Outstanding at December 31, 2005	4,673,961	0.10

Exercisable at December 31, 2005	583,664	—

The weighted-average grant date fair value of options was $0.10 in 2005. The weighted-average remaining contractual life of the outstanding options was approximately 7.5 years at December 31, 2005.
During 2005, 6,721 shares were repurchased for $1,373 at the lower of exercise price or the then fair value.

sentitO Networks, Inc.
Notes to Financial Statements (continued)
8. Stock Option Plan (continued)
In addition, the following table summarizes information about options under the plans that were outstanding and exercisable at December 31, 2005:

2005	Options Outstanding			Options Exercisable
		Weighted-Average
		Remaining	Weighted-Average		Weighted-Average
Range of Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price

$0.00—0.07	1,389,202	8.1	$0.025	459,722	$0.025
$0.0701—0.14	3,123,055	7.5	0.10	15,000	0.10
0.49 — 0.56	58,600	5.4	0.50	54,350	0.50
0.63 — 0.70	103,104	6.3	0.70	54,592	0.70

$0.0—$0.70	4,673,961	7.6	$0.10	583,664	$0.13

9. Income Taxes
The components of the net deferred tax assets and the related valuation allowance for the year ended December 31, 2005 are as follows:

December 31
2005
Deferred tax assets:
Net operating loss carryforward	$24,644,068
Tax credits	969,909
Accrued expenses	101,307
Depreciation	429,770
Start-up expenses	117,358
Other	62,578

Total deferred tax assets	26,324,990

Total deferred tax liabilities	—

Valuation allowance	(26,324,990)

$—

sentitO Networks, Inc.
Notes to Financial Statements (continued)
9. Income Taxes (continued)
The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefits from deductible temporary differences and net operating loss carryforwards and credits could not be sufficiently assured at December 31, 2005.
As of December 31, 2005, the Company had approximately $61 million of federal and state net operating loss carryforwards, which begin to expire in 2017. Under the provisions of the Internal Revenue Code, certain changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards that may be used in future years.
10. Commitments
The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $446,040 and for the year ended December 31, 2005. The obligation under the Acton office lease agreement is secured by a $19,650 letter of credit with a commercial bank.
At December 31, 2005, future minimum lease payments under the noncancelable operating leases totaled $426,892, $264,475, and $272,402, due and payable in 2006, 2007, and 2008, respectively.
11. Subsequent Events
On July 13, 2005, the Company issued 3,199,544 shares of Series E Convertible Preferred Stock for approximately $3 million in proceeds from the existing pool of investors. As part of this funding, investors have the option to purchase an additional $3 million of Series E-1 funding at a later date in 2006.